Filed Pursuant to Rule 424(b)(3)
Registration No. 333-150130

PROSPECTUS SUPPLEMENT NO. 3

Prospectus Supplement No. 3 dated October 20, 2008
to Prospectus dated August 12, 2008
(Registration No. 333-150130)

WINDSWEPT ENVIRONMENTAL GROUP, INC.

This Prospectus Supplement No. 3 dated October 20, 2008 (this “prospectus supplement no. 3”) supplements our prospectus dated August 12, 2008 (the “prospectus”), as previously supplemented by prospectus supplement no. 1 dated September 10, 2008 and prospectus supplement no. 2 dated September 12, 2008 (the “prospectus supplements”), which forms a part of our Registration Statement on Form S-1, as amended (Registration No. 333-150130). The prospectus relates to up to 6,800,000 shares of our common stock issuable upon conversion of the principal and interest of a secured convertible term note due June 30, 2009 held by the selling stockholders named in the prospectus and having a conversion rate of $.09 per share, subject to adjustment, and/or shares that may be issued, in lieu of cash, in payment of principal and interest on a note. All of the selling stockholders are affiliates of Laurus Master Fund, Ltd., to whom we originally sold the note. No securities are being offered or sold by us pursuant to the prospectus. We will not receive any of the proceeds from the sale of these shares of common stock by the selling stockholders.

This prospectus supplement no. 3 is being filed to include in the prospectus the information contained in our Current Reports on Form 8-K filed with the Securities and Exchange Commission on October 7, 2008 and October 16, 2008.

You should read this prospectus supplement no. 3 in conjunction with the prospectus and the prospectus supplements. This prospectus supplement no. 3 is not complete without, and may not be utilized except in connection with, the prospectus, including any amendments or additional supplements to the prospectus.

Our common stock is quoted on the Pink Sheets under the symbol “WEGI.PK”. The last reported sales price per share of our common stock, as reported by the Pink Sheets on October 17, 2008, was $.016.

Investing in our common stock involves a high degree of risk.
Before purchasing shares of our common stock, you should carefully consider the risk factors beginning on page 7 of the prospectus,
as these risk factors may be updated in prospectus supplements.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is October 20, 2008.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 16, 2008

WINDSWEPT ENVIRONMENTAL GROUP, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-17072	11-2844247
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

895 Waverly Avenue, Holtsville, New York		11706
(Address of Principal Executive Offices)		(Zip Code)

(631) 289-5500
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions
(See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Letter Agreement - September 16, 2008

On September 16, 2008, Windswept Environmental Group, Inc. (the “Company”) entered into a Letter Agreement (the “First Letter Agreement”) with Valens Offshore SPV I, Ltd. (“Valens Offshore”), PSource Structured Debt Limited (“PSource”), Valens U.S. SPV I, LLC (“Valens,” and together with Valens Offshore and PSource, the “Holders”). Pursuant to the First Letter Agreement, the Holders made advances to the Company in the aggregate amount of $110,000. Pursuant to the First Letter Agreement, the Company paid a non-refundable fee of $1,650 to Valens Capital Management, LLC, as investment manager for the Holders (“VCM”), plus legal fees of $7,500 and other fees of the Holders of $1,500. The notes issued on September 16, 2008 are in addition to term notes in the aggregate amount of $6,575,028 held by the Holders immediately prior to the transaction.

To evidence the additional advance, the Company entered into three Demand Notes, dated September 16, 2008 (collectively, the “Demand Notes”), with each of the Holders for the following amounts: (1) Valens for $4,689; (2) Valens Offshore for $17,788; and (3) PSource for $97,723. The total amount of all three Demand Notes is $120,200, which includes an original issue discount of $10,200. Upon demand, the Company shall pay to the Holders the principal amount indicated in the prior sentence along with interest on the unpaid principal balance computed from September 16, 2008, the date of the Demand Notes, at 20% per annum. The obligations under the Demand Notes are secured by the liens and the security interests in the Collateral as such term is defined in the Master Security Agreement, dated June 30, 2005, by and among the Company, Trade-Winds Environmental Group, Inc., North Atlantic Laboratories, Inc., Environmental Restoration, Inc., Restorenet, Inc., and the Holders (the “Master Security Agreement”).

The foregoing description is qualified in its entirety by reference to the First Letter Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Letter Agreement - September 18, 2008

On September 18, 2008, the Company entered into a Letter Agreement (the “Second Letter Agreement”) with the Holders. Pursuant to the Second Letter Agreement, the Holders made an additional advance to the Company in the amount of $110,000. Pursuant to the Second Letter Agreement, the Company paid a non-refundable fee of $1,650 to VCM, plus interest payments on the prior notes due as of September 1, 2008 of $9,042.

To evidence the additional advance, the Company entered into three Amended and Restated Demand Notes, dated September 18, 2008 (collectively, the “Amended and Restated Demand Notes”), which notes amended, restated and replaced in their entirety the Demand Notes (described above), with each of the Holders for the following aggregate amounts: (1) Valens for $9,378 (of which $4,689 related to the September 18, 2008 loan); (2) Valens Offshore for $35,577 (of which $17,789 related to the September 18, 2008 loan); and (3) PSource for $195,445 (of which $97,722 related to the September 18, 2008 loan). The total amount of all three Amended and Restated Demand Notes is $240,400, which includes an original issue discount of $20,400, of which $10,200 relates to the September 18, 2008 loans. Upon demand, the Company shall pay to the Holders the principal amount indicated in the prior sentence along with interest on the unpaid principal balance computed from September 18, 2008, the date of the Amended and Restated Demand Notes, at 20% per annum. The obligations under the Amended and Restated Demand Notes are secured by the liens and the security interests in the Collateral as such term is defined in the Master Security Agreement.

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The foregoing description is qualified in its entirety by reference to the Second Letter Agreement, a copy of which is attached hereto as Exhibit 10.2 and incorporated herein by reference.

Letter Agreement - September 24, 2008

On September 24, 2008, the Company entered into a Letter Agreement (the “Third Letter Agreement”) with the Holders. Pursuant to the Third Letter Agreement, the Holders made an additional advance to the Company in the amount of $250,000. Pursuant to the Third Letter Agreement, the Company paid a non-refundable fee of $3,750 to VCM.

To evidence the additional advance, the Company entered into three Amended and Restated Demand Notes, dated September 24, 2008 (collectively, the “Final Amended and Restated Demand Notes”), which notes amended, restated and replaced in their entirety the Amended and Restated Demand Notes (described above), with each of the Holders for the following aggregate amounts: (1) Valens for $19,989 (of which $10,611 related to the September 24, 2008 loan); (2) Valens Offshore for $75,830 (of which $40,253 related to the September 24, 2008 loan); and (3) PSource for $416,581 (of which $221,136 related to the September 24, 2008 loan). The total amount of all three Final Amended and Restated Demand Notes is $512,400, which includes an original issue discount of $42,400, of which $22,000 relates to the September 24, 2008 loan. Upon demand, the Company shall pay to the Holders the principal amount indicated in the prior sentence along with interest on the unpaid principal balance computed from September 24, 2008, the date of the Final Amended and Restated Demand Notes, at 20% per annum. The obligations under the Final Amended and Restated Demand Notes are secured by the liens and the security interests in the Collateral as such term is defined in the Master Security Agreement.

The foregoing description is qualified in its entirety by reference to the Third Letter Agreement, a copy of which is attached hereto as Exhibit 10.3 and incorporated herein by reference.

The foregoing description in this Item 1.01 is qualified in its entirety by reference to each of the Final Amended and Restated Demand Notes, copies of which are attached hereto as Exhibits 10.4, 10.5 and 10.6, respectively, and incorporated herein by reference.

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Item 9.01 Exhibits

(d) Exhibits

10.1	First Letter Agreement.
10.2	Second Letter Agreement.
10.3	Third Letter Agreement.
10.4	Final Amended and Restated Demand Note payable to Valens.
10.5	Final Amended and Restated Demand Note payable to Valens Offshore.
10.6	Final Amended and Restated Demand Note payable to PSource.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WINDSWEPT ENVIRONMENTAL GROUP, INC.

By:	/s/ Arthur J. Wasserspring
Arthur J. Wasserspring
Chief Financial Officer

Date: October 7, 2008

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Exhibit Index

10.1	First Letter Agreement.
10.2	Second Letter Agreement.
10.3	Third Letter Agreement.
10.4	Final Amended and Restated Demand Note payable to Valens.
10.5	Final Amended and Restated Demand Note payable to Valens Offshore.
10.6	Final Amended and Restated Demand Note payable to PSource.

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LETTER AGREEMENT

September 16, 2008

Valens U.S. SPV I, LLC
Valens Offshore SPV I, Ltd.
PSource Structured Debt Limited
LV Administrative Services, Inc., as agent
c/o Valens Capital Management, LLC
335 Madison Avenue, 10th Floor
New York, New York 10017

Ladies and Gentlemen:

Reference is made to (a) the Securities Purchase Agreement, dated as of June 30, 2005 (as amended, restated, modified and/or supplemented from time to time, the “Purchase Agreement”), by and among WINDSWEPT ENVIRONMENTAL GROUP, INC., a Delaware corporation (“Company”), VALENS U.S. SPV I, LLC, a Delaware limited liability company (“Valens U.S.”), as assignee of Laurus Master Fund, Ltd. (“Laurus”), VALENS OFFSHORE SPV I, LTD., a Cayman Islands company (“Valens Offshore”), as assignee of Laurus, and PSOURCE STRUCTURED DEBT LIMITED, a Guernsey company (“PSource” and, together with Valens U.S. and Valens Offshore as assignees of Laurus Master Fund, Ltd., collectively, the “Purchasers”), as assignee of Laurus, (b) the Second Amended and Restated Secured Term Note, dated as of April 17, 2007 (as amended, restated, modified and/or supplemented from time to time, the “Secured Term Note”), made by the COMPANY in favor of the PURCHASERS, as assignees of Laurus, (c) the Amended and Restated Secured Convertible Term Note, dated as of October 6, 2005 (as amended, restated, modified and/or supplemented from time to time, the “Secured Convertible Term Note”), made by the COMPANY in favor of the PURCHASERS, as assignees of Laurus, (d) the Master Security Agreement, dated as of June 30, 2005, among the COMPANY, TRADE-WINDS ENVIRONMENTAL RESTORATION INC. (“Tradewinds”), NORTH ATLANTIC LABORATORIES, INC. (“North Atlantic”), ENVIRONMENTAL RESTORATION, INC. (“Environmental Restoration, Inc.”) and RESTORENET, INC. (“Restorenet” and, together with Tradewinds, North Atlantic, Environmental Restoration, collectively, the “Subsidiaries”) and the PURCHASERS, as assignees of Laurus (as amended, restated, modified and/or supplemented from time to time, the “Security Agreement”), (e) the Subsidiary Guaranty, dated as of June 30, 2005, by the Subsidiaries in favor of the Purchasers, as assignees of Laurus (as amended, modified or supplemented from time to time, the “Guaranty”), (f) the Reaffirmation and Ratification Agreements, dated as of January 12, 2007, April 17, 2007 and July 17, 2007, by the Company, Trade-Winds and North Atlantic (as amended, restated, modified and/or supplemented from time to time the “Reaffirmation Agreements”) and (f) the Letter Agreement, dated as of September 3, 2008, by and among the Company, Michael O’Reilly, individually, the Subsidiaries, LV Administrative Services, Inc., as agent for the Purchasers (“Agent”), and the Purchasers (as amended, restated, modified and/or supplemented from time to time, the “Existing Letter Agreement” and, together with the Purchase Agreement, the Secured Term Note, the Secured Convertible Note, the Notes issued under the Existing Letter Agreement (the “Existing Demand Notes” and together with the Secured Term Note and the Secured Convertible Term Note, collectively, the “Existing Notes”), the Security Agreement, the Guaranty and each other ancillary document, instrument and agreement executed in connection therewith, each an “Existing Agreement” and, collectively, the “Existing Agreements). Defined terms used in this letter agreement (the “Letter Agreement”) but not otherwise defined in this Letter Agreement shall have the meanings ascribed to those terms in the Purchase Agreement.

To induce Purchasers to, among other things, continue to provide financial accommodations to the Companies and, more specifically, to agree to the terms of (a) the Demand Note, dated as of the date hereof, in the principal amount of $4,689.00 in favor of Valens U.S., (b) the Demand Note, dated as of the date hereof, in the principal amount of $17,788.00 in favor of Valens Offshore and (c) the Demand Note, dated as of the date hereof, in the principal amount of $97,723.00 in favor of PSource (collectively, the “Demand Notes”), each of the undersigned (other than the Purchasers and Agent) hereby:

(a)  acknowledges, ratifies and confirms that the Purchasers have made several term loans to the Company (the “Original Term Loans”) and such Original Term Loans are evidenced by the Existing Notes;

(b)  acknowledges, ratifies and confirms that, as of the date hereof, the aggregate outstanding principal amount of the Original Term Loans is $6,575,028.14;

(c)  acknowledges, ratifies and confirms that on the date hereof (the “Closing Date”), subject to the terms and conditions set forth herein and in the New Agreements (as defined below), the Purchasers shall make an additional advance to the Company in an aggregate amount equal to ONE HUNDRED TWENTY THOUSAND TWO HUNDRED DOLLARS ($120,200) (the “Additional Advances”). The Additional Advances shall be evidenced by the Demand Notes. Each of the Company and the Subsidiaries (collectively, the “Security Parties”) hereby acknowledge and agree that the Purchasers’ obligation to purchase the Demand Notes on the Closing Date shall be contingent upon the satisfaction (or waiver by Agent) of the items and matters set forth in the closing checklist provided by the Agent to the Security Parties on or prior to the Closing Date;

(d)  acknowledges, ratifies and confirms that in consideration of the Purchasers’ agreement to make the Additional Advance, (i) the Company shall issue the Demand Notes to the Purchasers and (ii) the Company shall pay to Valens Capital Management, LLC, the investment manager of the Purchasers (“VCM”), a non-refundable payment in an amount equal to One Thousand Six Hundred Fifty Dollars ($1,650), plus reasonable expenses (including legal fees and expenses) incurred in connection with the entering into of this Letter Agreement and the ancillary documents, and expenses incurred in connection with VCM’s due diligence review of the Company and its Subsidiaries) and all related matters. Each of the foregoing payments in clause (ii) above shall be deemed fully earned on the Closing Date and shall not be subject to rebate or proration for any reason.

(e)  represents and warrants to the Agent and the Purchasers that it has reviewed and approved the terms and provisions of the Demand Notes, this Letter Agreement and all documents, instruments and agreements executed in connection herewith and therewith (together the “New Agreements);

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(f)  acknowledges, ratifies and confirms that all of the terms, conditions, representations and covenants contained in the Existing Agreements to which it is a party are in full force and effect and shall remain in full force and effect after giving effect to the execution and effectiveness of the New Agreements;

(g)  acknowledges, ratifies and confirms that the defined term “Obligations” under each of the Purchase Agreement and the Related Agreements include, without limitation, all obligations and liabilities of the Security Parties under the New Agreements and the Existing Agreements, as applicable, and all other obligations and liabilities of each of the undersigned to each Purchaser and Agent (including interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, whether or not a claim for post-filing or post-petition interest is allowed or allowable in such proceeding), whether now existing or hereafter arising, direct or indirect, liquidated or unliquidated, absolute or contingent (collectively, the “Obligations”);

(h)  acknowledges, ratifies and confirms that the New Agreements (i) are “Documents” under, and as defined in, the Security Agreement and the Guaranty and (ii) “Related Agreements” under, and as defined in, the Purchase Agreement;

(i)  acknowledges and confirms that (i) the occurrence of a breach and/or an Event of Default under any of the New Agreements shall constitute a breach and/or an Event of Default under the Existing Agreements and (ii) the occurrence of a breach and/or an Event of Default under any of the Existing Agreements shall constitute a breach and/or an Event of Default under the New Agreements;

(j)  represents and warrants that no offsets, counterclaims or defenses exist as of the date hereof with respect to any of the undersigned’s obligations under any of the Existing Agreements;

(k)  acknowledges, ratifies and confirms (i) that the security interest grants to Laurus set forth in the Existing Agreements extend to each Purchaser, as assignees of Laurus, and to Agent, as agent for each Purchaser, (ii) that the grant by each Security Party to the Purchasers and Agent of a security interest under the Existing Agreements extends to and covers all assets (including, without limitation, the equity interests owned by such Security Party) of each Security Party as more specifically set forth in the Existing Agreements and the New Agreements, as applicable (the “Security Interest Grants”), (iii) that the Security Interest Grants secure all Obligations, and (iv) that each Purchaser and Agent have all rights and remedies of a secured creditor under the Existing Agreements, the New Agreements and applicable law. To the extent not otherwise granted by the terms of the Existing Agreements, each Security Party grants to each Purchaser and Agent, as agent for each Purchaser, a security interest in all cash, cash equivalents, accounts, accounts receivable, deposit accounts, inventory, equipment, goods, fixtures, documents, instruments (including, without limitation, promissory notes and equity securities), contract rights, general intangibles (including, without limitation, payment intangibles), chattel paper, supporting obligations, investment property, letter-of-credit rights, trademarks, trademark applications, tradestyles, patents, patent applications, copyrights, copyright applications and other intellectual property in which each Security Party now has or hereafter may acquire any right, title or interest, all proceeds and products thereof (including, without limitation, proceeds of insurance) and all additions, accessions and substitutions thereto or therefor;

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(l)  represents and warrants that (i) all of the representations made by or on behalf of the Security Parties in the Existing Agreements to which it is a party are true and correct in all material respects on and as of the date hereof; (ii) the Security Parties have the corporate power and authority to execute and deliver the New Agreements; (iii) all corporate action on the part of the Security Parties (including their respective officers and directors) necessary for the authorization of the New Agreements, the performance of all obligations of the Security Parties hereunder and thereunder and, the authorization, sale, issuance and delivery of the Demand Notes has been taken; and (iv) the New Agreements, when executed and delivered and to the extent it is a party thereto, will be valid and binding obligations of the Security Party; and

(m)  releases, remises, acquits and forever discharges each Purchaser and its respective employees, agents, representatives, consultants, attorneys, fiduciaries, officers, directors, partners, predecessors, successors and assigns, subsidiary corporations, parent corporations, and related corporate divisions (all of the foregoing hereinafter called the “Released Parties”), from any and all actions and causes of action, judgments, executions, suits, debts, claims, demands, liabilities, obligations, damages and expenses of any and every character, known or unknown, direct and/or indirect, at law or in equity, of whatsoever kind or nature, for or because of any matter or things done, omitted or suffered to be done by any of the Released Parties prior to and including the date of execution hereof, and in any way directly or indirectly arising out of or in any way connected to this Letter Agreement, the Existing Agreements, the New Agreements and any other document, instrument or agreement made by the undersigned in favor of a Purchaser.

Each party hereto agrees and acknowledges that the Agent shall maintain, or cause to be maintained, for this purpose only as agent of the Company, (i) a copy of each assignment agreement delivered to it and (ii) a book entry system, within the meaning of U.S. Treasury Regulation Sections 15f.103-1(c) and 1.871-14(c) (the “Register”), in which it will register the name and address of each Purchaser and the name and address of each assignee of each Purchaser under this Letter Agreement and the Purchase Agreement, and the principal amount of, and stated interest on, the Existing Notes and Demand Notes owing to each such Purchaser and assignee pursuant to the terms hereof and each assignment agreement. The right, title and interest of the Purchasers and their assignees in and to such Existing Notes and Demand Notes shall be transferable only upon notation of such transfer in the Register, and no assignment thereof shall be effective until recorded therein. The Security Parties, the Purchasers and the Agent shall treat each person whose name is recorded in the Register as a Purchaser pursuant to the terms hereof and under the Purchase Agreement as a Purchaser and owner of an interest in the Obligations hereunder and thereunder for all purposes of this Letter Agreement and the Purchase Agreement, notwithstanding notice to the contrary or any notation of ownership or other writing or any Note. The Register shall be available for inspection by the Security Parties or any Purchaser, at any reasonable time and from time to time, upon reasonable prior notice.

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This Letter Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, and all which when taken together shall constitute one and the same agreement.

[Remainder of this page intentionally left blank.]

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This Letter Agreement shall be governed by and construed in accordance with the laws of the State of New York.

Very truly yours, WINDSWEPT ENVIRONMENTAL GROUP, INC., a Delaware corporation

By:	/s/ Michael O’Reilly
Name: Michael O’Reilly
Title: President

TRADE-WINDS ENVIRONMENTAL RESTORATION INC., a New York corporation

By:	/s/ Michael O’Reilly
Name: Michael O’Reilly
Title: President

NORTH ATLANTIC LABORATORIES, INC., a New York corporation

By:	/s/ Michael O’Reilly
Name: Michael O’Reilly
Title: President

ENVIRONMENTAL RESTORATION, INC., a New York corporation

By:	/s/ Michael O’Reilly
Name: Michael O’Reilly
Title: President

RESTORENET, INC., a New York corporation

By:	/s/ Michael O’Reilly
Name: Michael O’Reilly
Title: President

SIGNATURE PAGE TO
LETTER AGREEMENT

ACCEPTED AND AGREED TO:

AGENT:

LV ADMINISTRATIVE SERVICES, INC.

By: /s/ Scott Bluestein

Name: Scott Bluestein
Title: Authorized Signatory

PURCHASERS:

VALENS U.S. SPV I, LLC

By: Valens Capital Management, LLC,
        its investment manager

By: /s/ Scott Bluestein

Name: Scott Bluestein
Title: Authorized Signatory

VALENS OFFSHORE SPV I, LTD.

By: Valens Capital Management, LLC,
        its investment manager

By: /s/ Scott Bluestein

Name: Scott Bluestein
Title: Authorized Signatory

PSOURCE STRUCTURED DEBT LIMITED

By: /s/ John Gilfillan

Name: John Gilfillan
Title: Director of PSource Capital Limited
          Signing for and on Behalf of PSource Structured Debt Limited

LETTER AGREEMENT

September 18, 2008

Valens U.S. SPV I, LLC
Valens Offshore SPV I, Ltd.
PSource Structured Debt Limited
LV Administrative Services, Inc., as agent
c/o Valens Capital Management, LLC
335 Madison Avenue, 10th Floor
New York, New York 10017

Ladies and Gentlemen:

Reference is made to (a) the Securities Purchase Agreement, dated as of June 30, 2005 (as amended, restated, modified and/or supplemented from time to time, the “Purchase Agreement”), by and among WINDSWEPT ENVIRONMENTAL GROUP, INC., a Delaware corporation (“Company”), VALENS U.S. SPV I, LLC, a Delaware limited liability company (“Valens U.S.”), as assignee of Laurus Master Fund, Ltd. (“Laurus”), VALENS OFFSHORE SPV I, LTD., a Cayman Islands company (“Valens Offshore”), as assignee of Laurus, and PSOURCE STRUCTURED DEBT LIMITED, a Guernsey company (“PSource” and, together with Valens U.S. and Valens Offshore as assignees of Laurus Master Fund, Ltd., collectively, the “Purchasers”), as assignee of Laurus, (b) the Second Amended and Restated Secured Term Note, dated as of April 17, 2007 (as amended, restated, modified and/or supplemented from time to time, the “Secured Term Note”), made by the Company in favor of the Purchasers, as assignees of Laurus, (c) the Amended and Restated Secured Convertible Term Note, dated as of October 6, 2005 (as amended, restated, modified and/or supplemented from time to time, the “Secured Convertible Term Note”), made by the Company in favor of the Purchasers, as assignees of Laurus, (d) the Master Security Agreement, dated as of June 30, 2005, among the Company, TRADE-WINDS ENVIRONMENTAL RESTORATION INC. (“Tradewinds”), NORTH ATLANTIC LABORATORIES, INC. (“North Atlantic”), ENVIRONMENTAL RESTORATION, INC. (“Environmental Restoration, Inc.”) and RESTORENET, INC. (“Restorenet” and, together with Tradewinds, North Atlantic, Environmental Restoration, collectively, the “Subsidiaries”) and the Purchasers, as assignees of Laurus (as amended, restated, modified and/or supplemented from time to time, the “Security Agreement”), (e) the Subsidiary Guaranty, dated as of June 30, 2005, by the Subsidiaries in favor of the Purchasers, as assignees of Laurus (as amended, modified or supplemented from time to time, the “Guaranty”), (f) the Reaffirmation and Ratification Agreements, dated as of January 12, 2007, April 17, 2007 and July 17, 2007, by the Company, Trade-Winds and North Atlantic (as amended, restated, modified and/or supplemented from time to time the “Reaffirmation Agreements”), (g) the Letter Agreement, dated as of September 3, 2008, by and among the Company, Michael O’Reilly, individually, the Subsidiaries, LV Administrative Services, Inc., as agent for the Purchasers (“Agent”), and the Purchasers (as amended, restated, modified and/or supplemented from time to time, the “First Letter Agreement” and (h) the Letter Agreement, dated as of September 16, 2008 by and among the Company, the Subsidiaries, the Agent, and the Purchasers (as amended, restated, modified and/or supplemented from time to time, the “Second Letter Agreement” and, together with the Purchase Agreement, the Secured Term Note, the Secured Convertible Term Note, the demand notes issued under the First Letter Agreement and Second Letter Agreement (the “Existing Demand Notes” and together with the Secured Term Note and the Secured Convertible Term Note, collectively, the “Existing Notes”), the Security Agreement, the Guaranty, the Reaffirmation Agreements and each other ancillary document, instrument and agreement executed in connection therewith, each an “Existing Agreement” and, collectively, the “Existing Agreements). Defined terms used in this letter agreement (the “Third Letter Agreement”) but not otherwise defined in this Third Letter Agreement shall have the meanings ascribed to those terms in the Purchase Agreement.

To induce Purchasers to, among other things, continue to provide financial accommodations to the Companies and, more specifically, to agree to the terms of (a) the Amended and Restated Demand Note, dated as of the date hereof, in the principal amount of $9,378.00 in favor of Valens U.S., (b) the Amended and Restated Demand Note, dated as of the date hereof, in the principal amount of $35,577.00 in favor of Valens Offshore and (c) the Amended and Restated Demand Note, dated as of the date hereof, in the principal amount of $195,445.00 in favor of PSource (collectively, the “Demand Notes”), each of the undersigned (other than the Purchasers and Agent) hereby:

(a)  acknowledges, ratifies and confirms that the Purchasers have made several term loans to the Company (the “Original Term Loans”) and such Original Term Loans are evidenced by the Existing Notes;

(b)  acknowledges, ratifies and confirms that, as of the date hereof, the aggregate outstanding principal amount of the Original Term Loans is $6,695,228.14;

(c)  acknowledges, ratifies and confirms that on the date hereof (the “Closing Date”), subject to the terms and conditions set forth herein and in the New Agreements (as defined below), the Purchasers shall make an additional advance to the Company in an aggregate amount equal to ONE HUNDRED TWENTY THOUSAND TWO HUNDRED DOLLARS ($120,200.00) (the “Additional Advances”). The Additional Advances shall be evidenced by the Demand Notes. Each of the Company and the Subsidiaries (collectively, the “Security Parties”) hereby acknowledge and agree that the Purchasers’ obligation to purchase the Demand Notes on the Closing Date shall be contingent upon the satisfaction (or waiver by Agent) of the items and matters set forth in the closing checklist provided by the Agent to the Security Parties on or prior to the Closing Date;

(d)  acknowledges, ratifies and confirms that in consideration of the Purchasers’ agreement to make the Additional Advance, (i) the Company shall issue the Demand Notes to the Purchasers and (ii) the Company shall pay to Valens Capital Management, LLC, the investment manager of the Purchasers (“VCM”), a non-refundable payment in an amount equal to One Thousand Six Hundred Fifty Dollars ($1,650.00), plus reasonable expenses (including legal fees and expenses) incurred in connection with the entering into of this Third Letter Agreement and the ancillary documents, and expenses incurred in connection with VCM’s due diligence review of the Company and its Subsidiaries) and all related matters. Each of the foregoing payments in clause (ii) above shall be deemed fully earned on the Closing Date and shall not be subject to rebate or proration for any reason.

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(e)  represents and warrants to the Agent and the Purchasers that it has reviewed and approved the terms and provisions of the Demand Notes, this Third Letter Agreement and all documents, instruments and agreements executed in connection herewith and therewith (together the “New Agreements);

(f)  acknowledges, ratifies and confirms that all of the terms, conditions, representations and covenants contained in the Existing Agreements to which it is a party are in full force and effect and shall remain in full force and effect after giving effect to the execution and effectiveness of the New Agreements;

(g)  acknowledges, ratifies and confirms that the defined term “Obligations” under each of the Purchase Agreement and the Related Agreements include, without limitation, all obligations and liabilities of the Security Parties under the New Agreements and the Existing Agreements, as applicable, and all other obligations and liabilities of each of the undersigned to each Purchaser and Agent (including interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, whether or not a claim for post-filing or post-petition interest is allowed or allowable in such proceeding), whether now existing or hereafter arising, direct or indirect, liquidated or unliquidated, absolute or contingent (collectively, the “Obligations”);

(h)  acknowledges, ratifies and confirms that the New Agreements (i) are “Documents” under, and as defined in, the Security Agreement and the Guaranty and (ii) “Related Agreements” under, and as defined in, the Purchase Agreement;

(i)  acknowledges and confirms that (i) the occurrence of a breach and/or an Event of Default under any of the New Agreements shall constitute a breach and/or an Event of Default under the Existing Agreements and (ii) the occurrence of a breach and/or an Event of Default under any of the Existing Agreements shall constitute a breach and/or an Event of Default under the New Agreements;

(j)  represents and warrants that no offsets, counterclaims or defenses exist as of the date hereof with respect to any of the undersigned’s obligations under any of the Existing Agreements;

(k)  acknowledges, ratifies and confirms (i) that the security interest grants to Laurus set forth in the Existing Agreements extend to each Purchaser, as assignees of Laurus, and to Agent, as agent for each Purchaser, (ii) that the grant by each Security Party to the Purchasers and Agent of a security interest under the Existing Agreements extends to and covers all assets (including, without limitation, the equity interests owned by such Security Party) of each Security Party as more specifically set forth in the Existing Agreements and the New Agreements, as applicable (the “Security Interest Grants”), (iii) that the Security Interest Grants secure all Obligations, and (iv) that each Purchaser and Agent have all rights and remedies of a secured creditor under the Existing Agreements, the New Agreements and applicable law. To the extent not otherwise granted by the terms of the Existing Agreements, each Security Party grants to each Purchaser and Agent, as agent for each Purchaser, a security interest in all cash, cash equivalents, accounts, accounts receivable, deposit accounts, inventory, equipment, goods, fixtures, documents, instruments (including, without limitation, promissory notes and equity securities), contract rights, general intangibles (including, without limitation, payment intangibles), chattel paper, supporting obligations, investment property, letter-of-credit rights, trademarks, trademark applications, tradestyles, patents, patent applications, copyrights, copyright applications and other intellectual property in which each Security Party now has or hereafter may acquire any right, title or interest, all proceeds and products thereof (including, without limitation, proceeds of insurance) and all additions, accessions and substitutions thereto or therefor;

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(l)  represents and warrants that (i) all of the representations made by or on behalf of the Security Parties in the Existing Agreements to which it is a party are true and correct in all material respects on and as of the date hereof; (ii) the Security Parties have the corporate power and authority to execute and deliver the New Agreements; (iii) all corporate action on the part of the Security Parties (including their respective officers and directors) necessary for the authorization of the New Agreements, the performance of all obligations of the Security Parties hereunder and thereunder and, the authorization, sale, issuance and delivery of the Demand Notes has been taken; and (iv) the New Agreements, when executed and delivered and to the extent it is a party thereto, will be valid and binding obligations of the Security Party; and

(m)  releases, remises, acquits and forever discharges each Purchaser and its respective employees, agents, representatives, consultants, attorneys, fiduciaries, officers, directors, partners, predecessors, successors and assigns, subsidiary corporations, parent corporations, and related corporate divisions (all of the foregoing hereinafter called the “Released Parties”), from any and all actions and causes of action, judgments, executions, suits, debts, claims, demands, liabilities, obligations, damages and expenses of any and every character, known or unknown, direct and/or indirect, at law or in equity, of whatsoever kind or nature, for or because of any matter or things done, omitted or suffered to be done by any of the Released Parties prior to and including the date of execution hereof, and in any way directly or indirectly arising out of or in any way connected to this Third Letter Agreement, the Existing Agreements, the New Agreements and any other document, instrument or agreement made by the undersigned in favor of a Purchaser.

Each party hereto agrees and acknowledges that the Agent shall maintain, or cause to be maintained, for this purpose only as agent of the Company, (i) a copy of each assignment agreement delivered to it and (ii) a book entry system, within the meaning of U.S. Treasury Regulation Sections 15f.103-1(c) and 1.871-14(c) (the “Register”), in which it will register the name and address of each Purchaser and the name and address of each assignee of each Purchaser under this Third Letter Agreement and the Purchase Agreement, and the principal amount of, and stated interest on, the Existing Notes and Demand Notes owing to each such Purchaser and assignee pursuant to the terms hereof and each assignment agreement. The right, title and interest of the Purchasers and their assignees in and to such Existing Notes and Demand Notes shall be transferable only upon notation of such transfer in the Register, and no assignment thereof shall be effective until recorded therein. The Security Parties, the Purchasers and the Agent shall treat each person whose name is recorded in the Register as a Purchaser pursuant to the terms hereof and under the Purchase Agreement as a Purchaser and owner of an interest in the Obligations hereunder and thereunder for all purposes of this Third Letter Agreement and the Purchase Agreement, notwithstanding notice to the contrary or any notation of ownership or other writing or any note. The Register shall be available for inspection by the Security Parties or any Purchaser, at any reasonable time and from time to time, upon reasonable prior notice.

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This Third Letter Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, and all which when taken together shall constitute one and the same agreement.

[Remainder of this page intentionally left blank.]

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This Letter Agreement shall be governed by and construed in accordance with the laws of the State of New York.

Very truly yours, WINDSWEPT ENVIRONMENTAL GROUP, INC., a Delaware corporation

By:	/s/ Michael O’Reilly
Name: Michael O’Reilly
Title: President

TRADE-WINDS ENVIRONMENTAL RESTORATION INC., a New York corporation

By:	/s/ Michael O’Reilly
Name: Michael O’Reilly
Title: President

NORTH ATLANTIC LABORATORIES, INC., a New York corporation

By:	/s/ Michael O’Reilly
Name: Michael O’Reilly
Title: President

ENVIRONMENTAL RESTORATION, INC., a New York corporation

By:	/s/ Michael O’Reilly
Name: Michael O’Reilly
Title: President

RESTORENET, INC., a New York corporation

By:	/s/ Michael O’Reilly
Name: Michael O’Reilly
Title: President

SIGNATURE PAGE TO
LETTER AGREEMENT

ACCEPTED AND AGREED TO:

AGENT:

LV ADMINISTRATIVE SERVICES, INC.

By: /s/ Scott Bluestein

Name: Scott Bluestein
Title: Authorized Signatory

PURCHASERS:

VALENS U.S. SPV I, LLC

By: Valens Capital Management, LLC,
        its investment manager

By: /s/ Scott Bluestein

Name: Scott Bluestein
Title: Authorized Signatory

VALENS OFFSHORE SPV I, LTD.

By: Valens Capital Management, LLC,
        its investment manager

By: /s/ Scott Bluestein

Name: Scott Bluestein
Title: Authorized Signatory

PSOURCE STRUCTURED DEBT LIMITED

By: /s/ Sandra Appavoo

Name: Sandra Appavoo
Title: Managing Director, PSource Capital Limited,
           Its investment consultant

LETTER AGREEMENT

September 24, 2008

Valens U.S. SPV I, LLC
Valens Offshore SPV I, Ltd.
PSource Structured Debt Limited
LV Administrative Services, Inc., as agent
c/o Valens Capital Management, LLC
335 Madison Avenue, 10th Floor
New York, New York 10017

Ladies and Gentlemen:

Reference is made to (a) the Securities Purchase Agreement, dated as of June 30, 2005 (as amended, restated, modified and/or supplemented from time to time, the “Purchase Agreement”), by and among WINDSWEPT ENVIRONMENTAL GROUP, INC., a Delaware corporation (“Company”), VALENS U.S. SPV I, LLC, a Delaware limited liability company (“Valens U.S.”), as assignee of Laurus Master Fund, Ltd. (“Laurus”), VALENS OFFSHORE SPV I, LTD., a Cayman Islands company (“Valens Offshore”), as assignee of Laurus, and PSOURCE STRUCTURED DEBT LIMITED, a Guernsey company (“PSource” and, together with Valens U.S. and Valens Offshore as assignees of Laurus Master Fund, Ltd., collectively, the “Purchasers”), as assignee of Laurus, (b) the Second Amended and Restated Secured Term Note, dated as of April 17, 2007 (as amended, restated, modified and/or supplemented from time to time, the “Secured Term Note”), made by the Company in favor of the Purchasers, as assignees of Laurus, (c) the Amended and Restated Secured Convertible Term Note, dated as of October 6, 2005 (as amended, restated, modified and/or supplemented from time to time, the “Secured Convertible Term Note”), made by the Company in favor of the Purchasers, as assignees of Laurus, (d) the Master Security Agreement, dated as of June 30, 2005, among the Company, TRADE-WINDS ENVIRONMENTAL RESTORATION INC. (“Tradewinds”), NORTH ATLANTIC LABORATORIES, INC. (“North Atlantic”), ENVIRONMENTAL RESTORATION, INC. (“Environmental Restoration, Inc.”) and RESTORENET, INC. (“Restorenet” and, together with Tradewinds, North Atlantic, Environmental Restoration, collectively, the “Subsidiaries”) and the Purchasers, as assignees of Laurus (as amended, restated, modified and/or supplemented from time to time, the “Security Agreement”), (e) the Subsidiary Guaranty, dated as of June 30, 2005, by the Subsidiaries in favor of the Purchasers, as assignees of Laurus (as amended, modified or supplemented from time to time, the “Guaranty”), (f) the Reaffirmation and Ratification Agreements, dated as of January 12, 2007, April 17, 2007 and July 17, 2007, by the Company, Trade-Winds and North Atlantic (as amended, restated, modified and/or supplemented from time to time the “Reaffirmation Agreements”), (g) the Letter Agreement, dated as of September 3, 2008, by and among the Company, Michael O’Reilly, individually, the Subsidiaries, LV Administrative Services, Inc., as agent for the Purchasers (“Agent”), and the Purchasers (as amended, restated, modified and/or supplemented from time to time, the “First Letter Agreement” and (h) the Letter Agreements, dated as of September 16 and September 18, 2008 by and among the Company, the Subsidiaries, the Agent, and the Purchasers (as amended, restated, modified and/or supplemented from time to time, the “Second Letter Agreements” and, together with the Purchase Agreement, the Secured Term Note, the Secured Convertible Term Note, the demand notes issued under the First Letter Agreement and Second Letter Agreements (the “Existing Demand Notes” and together with the Secured Term Note and the Secured Convertible Term Note, collectively, the “Existing Notes”), the Security Agreement, the Guaranty, the Reaffirmation Agreements and each other ancillary document, instrument and agreement executed in connection therewith, each an “Existing Agreement” and, collectively, the “Existing Agreements). Defined terms used in this letter agreement (the “Third Letter Agreement”) but not otherwise defined in this Third Letter Agreement shall have the meanings ascribed to those terms in the Purchase Agreement.

To induce Purchasers to, among other things, continue to provide financial accommodations to the Companies and, more specifically, to agree to the terms of (a) the Amended and Restated Demand Note, dated as of the date hereof, in the principal amount of $19,989.00 in favor of Valens U.S., (b) the Amended and Restated Demand Note, dated as of the date hereof, in the principal amount of $75,830.00 in favor of Valens Offshore and (c) the Amended and Restated Demand Note, dated as of the date hereof, in the principal amount of $416,581.00 in favor of PSource (collectively, the “Demand Notes”), each of the undersigned (other than the Purchasers and Agent) hereby:

(a)  acknowledges, ratifies and confirms that the Purchasers have made several term loans to the Company (the “Original Term Loans”) and such Original Term Loans are evidenced by the Existing Notes;

(b)  acknowledges, ratifies and confirms that, as of the date hereof, the aggregate outstanding principal amount of the Original Term Loans is $6,815,428.14;

(c)  acknowledges, ratifies and confirms that on the date hereof (the “Closing Date”), subject to the terms and conditions set forth herein and in the New Agreements (as defined below), the Purchasers shall make an additional advance to the Company in an aggregate amount equal to TWO HUNDRED SEVENTY TWO THOUSAND DOLLARS ($272,000.00) (the “Additional Advances”). The Additional Advances shall be evidenced by the Demand Notes. Each of the Company and the Subsidiaries (collectively, the “Security Parties”) hereby acknowledge and agree that the Purchasers’ obligation to purchase the Demand Notes on the Closing Date shall be contingent upon the satisfaction (or waiver by Agent) of the items and matters set forth in the closing checklist provided by the Agent to the Security Parties on or prior to the Closing Date;

(d)  acknowledges, ratifies and confirms that in consideration of the Purchasers’ agreement to make the Additional Advance, (i) the Company shall issue the Demand Notes to the Purchasers and (ii) the Company shall pay to Valens Capital Management, LLC, the investment manager of the Purchasers (“VCM”), a non-refundable payment in an amount equal to Three Thousand Seven Hundred Fifty Dollars ($3,750.00), plus reasonable expenses (including legal fees and expenses) incurred in connection with the entering into of this Third Letter Agreement and the ancillary documents, and expenses incurred in connection with VCM’s due diligence review of the Company and its Subsidiaries) and all related matters. Each of the foregoing payments in clause (ii) above shall be deemed fully earned on the Closing Date and shall not be subject to rebate or proration for any reason.

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(e)  represents and warrants to the Agent and the Purchasers that it has reviewed and approved the terms and provisions of the Demand Notes, this Third Letter Agreement and all documents, instruments and agreements executed in connection herewith and therewith (together the “New Agreements);

(f)  acknowledges, ratifies and confirms that all of the terms, conditions, representations and covenants contained in the Existing Agreements to which it is a party are in full force and effect and shall remain in full force and effect after giving effect to the execution and effectiveness of the New Agreements;

(g)  acknowledges, ratifies and confirms that the defined term “Obligations” under each of the Purchase Agreement and the Related Agreements include, without limitation, all obligations and liabilities of the Security Parties under the New Agreements and the Existing Agreements, as applicable, and all other obligations and liabilities of each of the undersigned to each Purchaser and Agent (including interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, whether or not a claim for post-filing or post-petition interest is allowed or allowable in such proceeding), whether now existing or hereafter arising, direct or indirect, liquidated or unliquidated, absolute or contingent (collectively, the “Obligations”);

(h)  acknowledges, ratifies and confirms that the New Agreements (i) are “Documents” under, and as defined in, the Security Agreement and the Guaranty and (ii) “Related Agreements” under, and as defined in, the Purchase Agreement;

(i)  acknowledges and confirms that (i) the occurrence of a breach and/or an Event of Default under any of the New Agreements shall constitute a breach and/or an Event of Default under the Existing Agreements and (ii) the occurrence of a breach and/or an Event of Default under any of the Existing Agreements shall constitute a breach and/or an Event of Default under the New Agreements;

(j)  represents and warrants that no offsets, counterclaims or defenses exist as of the date hereof with respect to any of the undersigned’s obligations under any of the Existing Agreements;

(k)  acknowledges, ratifies and confirms (i) that the security interest grants to Laurus set forth in the Existing Agreements extend to each Purchaser, as assignees of Laurus, and to Agent, as agent for each Purchaser, (ii) that the grant by each Security Party to the Purchasers and Agent of a security interest under the Existing Agreements extends to and covers all assets (including, without limitation, the equity interests owned by such Security Party) of each Security Party as more specifically set forth in the Existing Agreements and the New Agreements, as applicable (the “Security Interest Grants”), (iii) that the Security Interest Grants secure all Obligations, and (iv) that each Purchaser and Agent have all rights and remedies of a secured creditor under the Existing Agreements, the New Agreements and applicable law. To the extent not otherwise granted by the terms of the Existing Agreements, each Security Party grants to each Purchaser and Agent, as agent for each Purchaser, a security interest in all cash, cash equivalents, accounts, accounts receivable, deposit accounts, inventory, equipment, goods, fixtures, documents, instruments (including, without limitation, promissory notes and equity securities), contract rights, general intangibles (including, without limitation, payment intangibles), chattel paper, supporting obligations, investment property, letter-of-credit rights, trademarks, trademark applications, tradestyles, patents, patent applications, copyrights, copyright applications and other intellectual property in which each Security Party now has or hereafter may acquire any right, title or interest, all proceeds and products thereof (including, without limitation, proceeds of insurance) and all additions, accessions and substitutions thereto or therefor;

3

(l)  represents and warrants that (i) all of the representations made by or on behalf of the Security Parties in the Existing Agreements to which it is a party are true and correct in all material respects on and as of the date hereof; (ii) the Security Parties have the corporate power and authority to execute and deliver the New Agreements; (iii) all corporate action on the part of the Security Parties (including their respective officers and directors) necessary for the authorization of the New Agreements, the performance of all obligations of the Security Parties hereunder and thereunder and, the authorization, sale, issuance and delivery of the Demand Notes has been taken; and (iv) the New Agreements, when executed and delivered and to the extent it is a party thereto, will be valid and binding obligations of the Security Party; and

(m)  releases, remises, acquits and forever discharges each Purchaser and its respective employees, agents, representatives, consultants, attorneys, fiduciaries, officers, directors, partners, predecessors, successors and assigns, subsidiary corporations, parent corporations, and related corporate divisions (all of the foregoing hereinafter called the “Released Parties”), from any and all actions and causes of action, judgments, executions, suits, debts, claims, demands, liabilities, obligations, damages and expenses of any and every character, known or unknown, direct and/or indirect, at law or in equity, of whatsoever kind or nature, for or because of any matter or things done, omitted or suffered to be done by any of the Released Parties prior to and including the date of execution hereof, and in any way directly or indirectly arising out of or in any way connected to this Third Letter Agreement, the Existing Agreements, the New Agreements and any other document, instrument or agreement made by the undersigned in favor of a Purchaser.

Each party hereto agrees and acknowledges that the Agent shall maintain, or cause to be maintained, for this purpose only as agent of the Company, (i) a copy of each assignment agreement delivered to it and (ii) a book entry system, within the meaning of U.S. Treasury Regulation Sections 15f.103-1(c) and 1.871-14(c) (the “Register”), in which it will register the name and address of each Purchaser and the name and address of each assignee of each Purchaser under this Third Letter Agreement and the Purchase Agreement, and the principal amount of, and stated interest on, the Existing Notes and Demand Notes owing to each such Purchaser and assignee pursuant to the terms hereof and each assignment agreement. The right, title and interest of the Purchasers and their assignees in and to such Existing Notes and Demand Notes shall be transferable only upon notation of such transfer in the Register, and no assignment thereof shall be effective until recorded therein. The Security Parties, the Purchasers and the Agent shall treat each person whose name is recorded in the Register as a Purchaser pursuant to the terms hereof and under the Purchase Agreement as a Purchaser and owner of an interest in the Obligations hereunder and thereunder for all purposes of this Third Letter Agreement and the Purchase Agreement, notwithstanding notice to the contrary or any notation of ownership or other writing or any note. The Register shall be available for inspection by the Security Parties or any Purchaser, at any reasonable time and from time to time, upon reasonable prior notice.

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This Third Letter Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, and all which when taken together shall constitute one and the same agreement.

[Remainder of this page intentionally left blank.]

5

This Letter Agreement shall be governed by and construed in accordance with the laws of the State of New York.

Very truly yours, WINDSWEPT ENVIRONMENTAL GROUP, INC., a Delaware corporation

By:	/s/ Michael O’Reilly
Name: Michael O’Reilly
Title: President

TRADE-WINDS ENVIRONMENTAL RESTORATION INC., a New York corporation

By:	/s/ Michael O’Reilly
Name: Michael O’Reilly
Title: President

NORTH ATLANTIC LABORATORIES, INC., a New York corporation

By:	/s/ Michael O’Reilly
Name: Michael O’Reilly
Title: President

ENVIRONMENTAL RESTORATION, INC., a New York corporation

By:	/s/ Michael O’Reilly
Name: Michael O’Reilly
Title: President

RESTORENET, INC., a New York corporation

By:	/s/ Michael O’Reilly
Name: Michael O’Reilly
Title: President

SIGNATURE PAGE TO
LETTER AGREEMENT

ACCEPTED AND AGREED TO:

AGENT:

LV ADMINISTRATIVE SERVICES, INC.

By: /s/ Patrick Regan

Name: Patrick Regan
Title: Authorized Signatory

PURCHASERS:

VALENS U.S. SPV I, LLC

By: Valens Capital Management, LLC,
        its investment manager

By: /s/ Patrick Regan

Name: Patrick Regan
Title: Authorized Signatory

VALENS OFFSHORE SPV I, LTD.

By: Valens Capital Management, LLC,
        its investment manager

By: /s/ Patrick Regan

Name: Patrick Regan
Title: Authorized Signatory

PSOURCE STRUCTURED DEBT LIMITED

By: /s/ John Gilfillan

Name: John Gilfillan
Title: Director of PSource Capital Limited
          Signing for and on Behalf of PSource Structured Debt Limited

THIS NOTE HAS BEEN ISSUED WITH ORIGINAL ISSUE DISCOUNT (“OID”) FOR U.S. FEDERAL INCOME TAX PURPOSES. FOR INFORMATION CONCERNING THE ISSUE PRICE, THE AMOUNT OF OID, AND THE YIELD TO MATURITY, PLEASE CONTACT MICHAEL O’REILLY, PRESIDENT OF THE COMPANY, AT (631) 289-5500 WHO WILL PROMPTLY MAKE THIS INFORMATION AVAILABLE UPON REQUEST.

AMENDED AND RESTATED DEMAND NOTE

$19,989.00	Dated as of September 24, 2008
New York, New York

FOR VALUE RECEIVED, Windswept Environmental Group, Inc., a Delaware corporation (the “Maker”), promises to pay to Valens U.S. SPV I, LLC (the “Payee”), ON DEMAND, at 335 Madison Avenue, 10th Floor, New York, New York 10017, or at such other place as may be designated in writing by the holder of this Note, the principal sum of NINETEEN THOUSAND NINE HUNDRED EIGHTY NINE ($19,989.00) DOLLARS, together with interest on the unpaid principal balance computed from the date hereof at 20% per annum, which sum shall be payable in lawful money of the United States of America. Interest shall be calculated on the basis of the actual number of days elapsed over a year of 360 days.

1.  DEFAULT INTEREST. In addition to any late payment charge which may be due under this Note, if the principal indebtedness is not paid in full when due, the Maker shall thereafter, pay interest on the principal sum then remaining unpaid from the due date until the date on which the principal sum then outstanding is paid in full (whether before or after judgment), at a rate per annum (calculated for the actual number of days elapsed on the basis of a 360-day year) equal to the rate initially payable hereunder plus 4%; provided, however, that such interest rate shall in no event exceed the maximum interest rate which the Maker may by law pay.

2.  AUTHORITY. The Maker (and the undersigned representatives of the Maker, if any) represents that the Maker has full power, authority and legal right to execute and deliver this Note, and that this Note constitutes a valid and binding obligation of the Maker.

3.  DEFINED TERMS. Whenever used, the singular number shall include the plural, the plural the singular, and the words “Payee” and “Maker” shall include, respectively, their respective successors and assigns; provided, however, that the Maker shall in no event or under any circumstance have the right to assign or transfer its obligations under this Note or the related documents, in whole or in part, to any other person, party or entity.

4.  HEADINGS, ETC. The headings and captions of the numbered paragraphs of this Note are for convenience of reference only and are not to be construed as defining or limiting, in any way, the scope or intent of the provisions hereof.

5.  ENFORCEABILITY. The Maker acknowledges that this Note and the Maker's obligations under this Note are and shall at all times continue to be absolute and unconditional in all respects, and shall at all times be valid and enforceable irrespective of any other agreements or circumstances of any nature whatsoever which might otherwise constitute a defense to this Note and the obligations of the Maker under this Note or the obligations of any other person or party relating to this Note. This Note and the instruments and documents referred to herein (collectively and as the same may be amended or otherwise modified from time to time, the “Documents”) set forth the entire agreement and understanding of the Payee and the Maker, and the Maker absolutely, unconditionally and irrevocably waives any and all right to assert any set-off, counterclaim or crossclaim of any nature whatsoever with respect to this Note or the obligations of the Maker hereunder or thereunder, or the obligations of any other person or party relating hereto or thereto or to the obligations of the Maker hereunder or thereunder or otherwise in any action or proceeding brought by the Payee to collect the Note, or any portion thereof, or to enforce, foreclose and realize upon the liens and security interests of the Payee in any collateral (provided, however, that the foregoing shall not be deemed a waiver of the Maker's right to assert any compulsory counterclaim maintained in a court of the United States, or of the State of New York if such counterclaim is compelled under local law or rule of procedure, nor shall the foregoing be deemed a waiver of the Maker’s right to assert any claim which would constitute a defense, setoff, counterclaim or crossclaim of any nature whatsoever against the Payee in any separate action or proceeding). The Maker acknowledges that no oral or other agreements, conditions, promises, understandings, representations or warranties exist with respect to this Note or with respect to the obligations of the Maker under this Note, except those specifically set forth in this Note and the instruments and documents being signed concurrently herewith.

6.  WAIVER. The Maker waives presentment, demand for payment, notice of dishonor and any or all notices or demands in connection with the delivery, acceptance, perfor-mance, default or enforcement of this Note and consents to any or all delays, extensions of time, renewals, release of any party to any document related to this Note and of any available security therefor, and any and all waivers or modifications that may be granted or consented to by the Payee with regard to the time of payment or with respect to any other provisions of any of the Documents, and agrees that no such action, delay or failure to act on the part of the Payee shall be construed as a waiver by the Payee of, or otherwise affect, in whole or in part, its right to avail itself of any remedy with respect thereto. No notice to or demand on the Maker shall be deemed to be a waiver of the obligation of the Maker or of the right of the Payee to take further action without further notice or demand as provided in any of the Documents.

7.  SECURITY INTEREST. The obligations under this Note shall constitute an “Obligation” as such term is defined in the Master Security Agreement, dated as of June 30, 2005, by and among the Maker, Trade-Winds Environmental Restoration Inc., North Atlantic Laboratories, Inc., Environmental Restoration, Inc., Restorenet, Inc., the Payee (as assignee of Laurus), Valens Offshore SPV I, Ltd. (as assignee of Laurus) and PSource Structured Debt Limited (as assignee of Laurus) (as amended, restated, modified and/or supplemented from time to time, the “Master Security Agreement”) and shall be secured by liens and the security interests in the Collateral as such term is defined in the Master Security Agreement.

8.  AMENDMENTS. This Note may not be modified, amended, changed or terminated orally, except by an agreement in writing signed by the Maker and the Payee. No waiver of any term, covenant or provision of this Note shall be effective unless given in writing by the Payee and, if so given by the Payee, shall only be effective in the specific instance in which given.

9.  GOVERNING LAW. This Note is and shall be deemed entered into in the State of New York and shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflicts of laws.

10.  REGISTERED OBLIGATION. This Note shall be registered (and such registration shall thereafter be maintained) as set forth in the Letter Agreement, dated as of the date hereof, by the Maker, certain subsidiaries of the Maker, the Payee and certain affiliates of the Payee (the “Letter Agreement”). Notwithstanding any document, instrument or agreement relating to this Note to the contrary, transfer of this Note (or the right to any payments of principal or stated interest thereunder) may only be effected by (i) surrender of this Note and either the reissuance by the Maker of this Note to the new holder or the issuance by the Maker of a new instrument to the new holder or (ii) registration of such holder as an assignee in accordance with the Letter Agreement.

11.  AMENDED AND RESTATED NOTE. This Note amends and restates in its entirety (and is given in substitution for an not in satisfaction of) the certain Demand Note dated September 18, 2008 in the original principal amount of $9,378.00 made by the Maker in favor of Payee.

IN WITNESS WHEREOF, the Maker has duly executed this Note the day and year first above written.

WINDSWEPT ENVIRONMENTAL GROUP, INC.

By:	/s/ Michael O’Reilly
Name: Michael O’Reilly
Title: President

SIGNATURE PAGE TO
DEMAND NOTE

THIS NOTE HAS BEEN ISSUED WITH ORIGINAL ISSUE DISCOUNT (“OID”) FOR U.S. FEDERAL INCOME TAX PURPOSES. FOR INFORMATION CONCERNING THE ISSUE PRICE, THE AMOUNT OF OID, AND THE YIELD TO MATURITY, PLEASE CONTACT MICHAEL O’REILLY, PRESIDENT OF THE COMPANY, AT (631) 289-5500 WHO WILL PROMPTLY MAKE THIS INFORMATION AVAILABLE UPON REQUEST.

AMENDED AND RESTATED DEMAND NOTE

$75,830.00	Dated as of September 24, 2008
New York, New York

FOR VALUE RECEIVED, Windswept Environmental Group, Inc., a Delaware corporation (the “Maker”), promises to pay to Valens Offshore SPV I, Ltd. (the “Payee”), ON DEMAND, at 335 Madison Avenue, 10th Floor, New York, New York 10017, or at such other place as may be designated in writing by the holder of this Note, the principal sum of SEVENTY FIVE THOUSAND EIGHT HUNDRED THIRTY DOLLARS ($75,830.00) DOLLARS, together with interest on the unpaid principal balance computed from the date hereof at 20% per annum, which sum shall be payable in lawful money of the United States of America. Interest shall be calculated on the basis of the actual number of days elapsed over a year of 360 days.

1.  DEFAULT INTEREST. In addition to any late payment charge which may be due under this Note, if the principal indebtedness is not paid in full when due, the Maker shall thereafter, pay interest on the principal sum then remaining unpaid from the due date until the date on which the principal sum then outstanding is paid in full (whether before or after judgment), at a rate per annum (calculated for the actual number of days elapsed on the basis of a 360-day year) equal to the rate initially payable hereunder plus 4%; provided, however, that such interest rate shall in no event exceed the maximum interest rate which the Maker may by law pay.

2.  AUTHORITY. The Maker (and the undersigned representatives of the Maker, if any) represents that the Maker has full power, authority and legal right to execute and deliver this Note, and that this Note constitutes a valid and binding obligation of the Maker.

3.  DEFINED TERMS. Whenever used, the singular number shall include the plural, the plural the singular, and the words “Payee” and “Maker” shall include, respectively, their respective successors and assigns; provided, however, that the Maker shall in no event or under any circumstance have the right to assign or transfer its obligations under this Note or the related documents, in whole or in part, to any other person, party or entity.

4.  HEADINGS, ETC. The headings and captions of the numbered paragraphs of this Note are for convenience of reference only and are not to be construed as defining or limiting, in any way, the scope or intent of the provisions hereof.

5.  ENFORCEABILITY. The Maker acknowledges that this Note and the Maker's obligations under this Note are and shall at all times continue to be absolute and unconditional in all respects, and shall at all times be valid and enforceable irrespective of any other agreements or circumstances of any nature whatsoever which might otherwise constitute a defense to this Note and the obligations of the Maker under this Note or the obligations of any other person or party relating to this Note. This Note and the instruments and documents referred to herein (collectively and as the same may be amended or otherwise modified from time to time, the “Documents”) set forth the entire agreement and understanding of the Payee and the Maker, and the Maker absolutely, unconditionally and irrevocably waives any and all right to assert any set-off, counterclaim or crossclaim of any nature whatsoever with respect to this Note or the obligations of the Maker hereunder or thereunder, or the obligations of any other person or party relating hereto or thereto or to the obligations of the Maker hereunder or thereunder or otherwise in any action or proceeding brought by the Payee to collect the Note, or any portion thereof, or to enforce, foreclose and realize upon the liens and security interests of the Payee in any collateral (provided, however, that the foregoing shall not be deemed a waiver of the Maker's right to assert any compulsory counterclaim maintained in a court of the United States, or of the State of New York if such counterclaim is compelled under local law or rule of procedure, nor shall the foregoing be deemed a waiver of the Maker’s right to assert any claim which would constitute a defense, setoff, counterclaim or crossclaim of any nature whatsoever against the Payee in any separate action or proceeding). The Maker acknowledges that no oral or other agreements, conditions, promises, understandings, representations or warranties exist with respect to this Note or with respect to the obligations of the Maker under this Note, except those specifically set forth in this Note and the instruments and documents being signed concurrently herewith.

6.  WAIVER. The Maker waives presentment, demand for payment, notice of dishonor and any or all notices or demands in connection with the delivery, acceptance, perfor-mance, default or enforcement of this Note and consents to any or all delays, extensions of time, renewals, release of any party to any document related to this Note and of any available security therefor, and any and all waivers or modifications that may be granted or consented to by the Payee with regard to the time of payment or with respect to any other provisions of any of the Documents, and agrees that no such action, delay or failure to act on the part of the Payee shall be construed as a waiver by the Payee of, or otherwise affect, in whole or in part, its right to avail itself of any remedy with respect thereto. No notice to or demand on the Maker shall be deemed to be a waiver of the obligation of the Maker or of the right of the Payee to take further action without further notice or demand as provided in any of the Documents.

7.  SECURITY INTEREST. The obligations under this Note shall constitute an “Obligation” as such term is defined in the Master Security Agreement, dated as of June 30, 2005, by and among the Maker, Trade-Winds Environmental Restoration Inc., North Atlantic Laboratories, Inc., Environmental Restoration, Inc., Restorenet, Inc., Valens U.S. SPV I, LLC (as assignee of Laurus), the Payee (as assignee of Laurus) and PSource Structured Debt Limited (as assignee of Laurus) (as amended, restated, modified and/or supplemented from time to time, the “Master Security Agreement”) and shall be secured by liens and the security interests in the Collateral as such term is defined in the Master Security Agreement.

8.  AMENDMENTS. This Note may not be modified, amended, changed or terminated orally, except by an agreement in writing signed by the Maker and the Payee. No waiver of any term, covenant or provision of this Note shall be effective unless given in writing by the Payee and, if so given by the Payee, shall only be effective in the specific instance in which given.

9.  GOVERNING LAW. This Note is and shall be deemed entered into in the State of New York and shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflicts of laws.

10.  REGISTERED OBLIGATION. This Note shall be registered (and such registration shall thereafter be maintained) as set forth in the Letter Agreement, dated as of the date hereof, by the Maker, certain subsidiaries of the Maker, the Payee and certain affiliates of the Payee (the “Letter Agreement”). Notwithstanding any document, instrument or agreement relating to this Note to the contrary, transfer of this Note (or the right to any payments of principal or stated interest thereunder) may only be effected by (i) surrender of this Note and either the reissuance by the Maker of this Note to the new holder or the issuance by the Maker of a new instrument to the new holder or (ii) registration of such holder as an assignee in accordance with the Letter Agreement.

11.  AMENDED AND RESTATED NOTE. This Note amends and restates in its entirety (and is given in substitution for an not in satisfaction of) the certain Demand Note dated September 18, 2008 in the original principal amount of $35,577.00 made by the Maker in favor of Payee.

IN WITNESS WHEREOF, the Maker has duly executed this Note the day and year first above written.

WINDSWEPT ENVIRONMENTAL GROUP, INC.

By:	/s/ Michael O’Reilly
Name: Michael O’Reilly
Title: President

SIGNATURE PAGE TO
DEMAND NOTE

THIS NOTE HAS BEEN ISSUED WITH ORIGINAL ISSUE DISCOUNT (“OID”) FOR U.S. FEDERAL INCOME TAX PURPOSES. FOR INFORMATION CONCERNING THE ISSUE PRICE, THE AMOUNT OF OID, AND THE YIELD TO MATURITY, PLEASE CONTACT MICHAEL O’REILLY, PRESIDENT OF THE COMPANY, AT (631) 289-5500 WHO WILL PROMPTLY MAKE THIS INFORMATION AVAILABLE UPON REQUEST.

AMENDED AND RESTATED DEMAND NOTE

$416,581.00	Dated as of September 24, 2008
New York, New York

FOR VALUE RECEIVED, Windswept Environmental Group, Inc., a Delaware corporation (the “Maker”), promises to pay to PSource Structured Debt Limited (the “Payee”), ON DEMAND, at 335 Madison Avenue, 10th Floor, New York, New York 10017, or at such other place as may be designated in writing by the holder of this Note, the principal sum of FOUR HUNDRED SIXTEEN THOUSAND FIVE HUNDRED EIGHTY ONE ($416,581.00) DOLLARS, together with interest on the unpaid principal balance computed from the date hereof at 20% per annum, which sum shall be payable in lawful money of the United States of America. Interest shall be calculated on the basis of the actual number of days elapsed over a year of 360 days.

1.  DEFAULT INTEREST. In addition to any late payment charge which may be due under this Note, if the principal indebtedness is not paid in full when due, the Maker shall thereafter, pay interest on the principal sum then remaining unpaid from the due date until the date on which the principal sum then outstanding is paid in full (whether before or after judgment), at a rate per annum (calculated for the actual number of days elapsed on the basis of a 360-day year) equal to the rate initially payable hereunder plus 4%; provided, however, that such interest rate shall in no event exceed the maximum interest rate which the Maker may by law pay.

2.  AUTHORITY. The Maker (and the undersigned representatives of the Maker, if any) represents that the Maker has full power, authority and legal right to execute and deliver this Note, and that this Note constitutes a valid and binding obligation of the Maker.

3.  DEFINED TERMS. Whenever used, the singular number shall include the plural, the plural the singular, and the words “Payee” and “Maker” shall include, respectively, their respective successors and assigns; provided, however, that the Maker shall in no event or under any circumstance have the right to assign or transfer its obligations under this Note or the related documents, in whole or in part, to any other person, party or entity.

4.  HEADINGS, ETC. The headings and captions of the numbered paragraphs of this Note are for convenience of reference only and are not to be construed as defining or limiting, in any way, the scope or intent of the provisions hereof.

5.  ENFORCEABILITY. The Maker acknowledges that this Note and the Maker's obligations under this Note are and shall at all times continue to be absolute and unconditional in all respects, and shall at all times be valid and enforceable irrespective of any other agreements or circumstances of any nature whatsoever which might otherwise constitute a defense to this Note and the obligations of the Maker under this Note or the obligations of any other person or party relating to this Note. This Note and the instruments and documents referred to herein (collectively and as the same may be amended or otherwise modified from time to time, the “Documents”) set forth the entire agreement and understanding of the Payee and the Maker, and the Maker absolutely, unconditionally and irrevocably waives any and all right to assert any set-off, counterclaim or crossclaim of any nature whatsoever with respect to this Note or the obligations of the Maker hereunder or thereunder, or the obligations of any other person or party relating hereto or thereto or to the obligations of the Maker hereunder or thereunder or otherwise in any action or proceeding brought by the Payee to collect the Note, or any portion thereof, or to enforce, foreclose and realize upon the liens and security interests of the Payee in any collateral (provided, however, that the foregoing shall not be deemed a waiver of the Maker's right to assert any compulsory counterclaim maintained in a court of the United States, or of the State of New York if such counterclaim is compelled under local law or rule of procedure, nor shall the foregoing be deemed a waiver of the Maker’s right to assert any claim which would constitute a defense, setoff, counterclaim or crossclaim of any nature whatsoever against the Payee in any separate action or proceeding). The Maker acknowledges that no oral or other agreements, conditions, promises, understandings, representations or warranties exist with respect to this Note or with respect to the obligations of the Maker under this Note, except those specifically set forth in this Note and the instruments and documents being signed concurrently herewith.

6.  WAIVER. The Maker waives presentment, demand for payment, notice of dishonor and any or all notices or demands in connection with the delivery, acceptance, perfor-mance, default or enforcement of this Note and consents to any or all delays, extensions of time, renewals, release of any party to any document related to this Note and of any available security therefor, and any and all waivers or modifications that may be granted or consented to by the Payee with regard to the time of payment or with respect to any other provisions of any of the Documents, and agrees that no such action, delay or failure to act on the part of the Payee shall be construed as a waiver by the Payee of, or otherwise affect, in whole or in part, its right to avail itself of any remedy with respect thereto. No notice to or demand on the Maker shall be deemed to be a waiver of the obligation of the Maker or of the right of the Payee to take further action without further notice or demand as provided in any of the Documents.

7.  SECURITY INTEREST. The obligations under this Note shall constitute an “Obligation” as such term is defined in the Master Security Agreement, dated as of June 30, 2005, by and among the Maker, Trade-Winds Environmental Restoration Inc., North Atlantic Laboratories, Inc., Environmental Restoration, Inc., Restorenet, Inc., Valens U.S. SPV I, LLC (as assignee of Laurus), Valens Offshore SPV I, Ltd. (as assignee of Laurus) and the Payee (as assignee of Laurus) (as amended, restated, modified and/or supplemented from time to time, the “Master Security Agreement”) and shall be secured by liens and the security interests in the Collateral as such term is defined in the Master Security Agreement.

8.  AMENDMENTS. This Note may not be modified, amended, changed or terminated orally, except by an agreement in writing signed by the Maker and the Payee. No waiver of any term, covenant or provision of this Note shall be effective unless given in writing by the Payee and, if so given by the Payee, shall only be effective in the specific instance in which given.

9.  GOVERNING LAW. This Note is and shall be deemed entered into in the State of New York and shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflicts of laws.

10.  REGISTERED OBLIGATION. This Note shall be registered (and such registration shall thereafter be maintained) as set forth in the Letter Agreement, dated as of the date hereof, by the Maker, certain subsidiaries of the Maker, the Payee and certain affiliates of the Payee (the “Letter Agreement”). Notwithstanding any document, instrument or agreement relating to this Note to the contrary, transfer of this Note (or the right to any payments of principal or stated interest thereunder) may only be effected by (i) surrender of this Note and either the reissuance by the Maker of this Note to the new holder or the issuance by the Maker of a new instrument to the new holder or (ii) registration of such holder as an assignee in accordance with the Letter Agreement.

11.  AMENDED AND RESTATED NOTE. This Note amends and restates in its entirety (and is given in substitution for an not in satisfaction of) the certain Demand Note dated September 18, 2008 in the original principal amount of $195,445.00 made by the Maker in favor of Payee.

IN WITNESS WHEREOF, the Maker has duly executed this Note the day and year first above written.

WINDSWEPT ENVIRONMENTAL GROUP, INC.

By:	/s/ Michael O’Reilly
Name: Michael O’Reilly
Title: President

SIGNATURE PAGE TO DEMAND NOTE

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 25, 2008

WINDSWEPT ENVIRONMENTAL GROUP, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-17072	11-2844247
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

895 Waverly Avenue, Holtsville, New York	11706
(Address of Principal Executive Offices)	(Zip Code)

(631) 289-5500
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions
(See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On September 25, 2008, Windswept Environmental Group, Inc. (the “Company”) and its wholly-owned subsidiaries, Environmental Restoration, Inc. and RestoreNet, Inc., entered into a Management Agreement with NachmanHaysBrownstein, Inc. (the “Manager”) as a precondition for the Company obtaining additional secured financing with affiliates of Laurus Capital Management LLC (“Laurus”), a secured lender of the Company. The Management Agreement terminates on March 31, 2009, subject to either one (1) month extensions or the earlier termination upon three (3) days written notice to the other party; provided, however, that the Company may not terminate early without the prior written consent of Laurus. The Manager reports to the board of directors of the Company with daily reporting to Michael O’Reilly, the Chief Executive Officer of the Company.

Pursuant to the Management Agreement, the Manager shall appoint a chief restructuring officer (“CRO”) of the Company responsible for restructuring the Company’s business. The responsibilities of the Manager and CRO include, after consultation with Mr. O’Reilly, the day-to-day operational and/or financial management of the Company, negotiation and consummation of financing relationships, negotiation of contracts, the compromise of accounts payable and receivable and notes payable and receivable, hiring and discharging of employees, overseeing the disbursements of funds and direct communications with the Company’s lenders, vendors, customers and employees. As consideration for these services, the Manager received a retainer fee of $50,000 from the Company and is entitled to fees payable at an hourly rate which may be adjusted by the Manager from time to time.

The foregoing description is qualified in its entirety by reference to the Management Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 8.01. Other Events.

The Company has failed to pay the monthly amount of $100,000 (the “Monthly Amount”) due on October 1, 2008 under that certain Amended and Restated Secured Convertible Term Note (the “Note”), dated as of September 29, 2006. The current principal amount of the Note is $5,705,028 and is held by Valens Offshore SPV I, Ltd. (“Valens Offshore”), PSource Structured Debt Limited (“PSource”), Valens U.S. SPV I, LLC (“Valens,” and together with Valens Offshore and PSource, the “Holders”), each of which is an affiliate of Laurus. The failure to timely pay the Monthly Amount constituted an event of default under the Note. Upon an event of default, the Holders have the right to accelerate payment and require the Company to pay 110% of the outstanding principal amount of the Note, plus accrued and unpaid interest and all other outstanding amounts owing under the Note through the date of acceleration. Additionally, upon an event of default, the Company is required to pay additional interest of 2% per month (the “Default Interest”) for all outstanding obligations under the Note from the date of default.

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As of the date hereof, the Holders have not exercised their rights to accelerate payment under the Note. While the Company believes that the Holders will not, in the near future, accelerate payment due under the Note, or require payment of Default Interest by the Company, no assurances can be given in this regard. In view of the fact that the Holders have a security interest in all of the assets of the Company, if the obligations under the Note are accelerated, there would be a material adverse effect on the Company.

The foregoing description is qualified in its entirety by reference to the Note, a copy of which is attached hereto as Exhibit 10.2 and incorporated herein by reference.

Item 9.01 Exhibits

(d) Exhibits

10.1	Management Agreement.
10.2	Note (incorporated be reference to Exhibit 10.2 of the Company’s Current Report on Form 8-K filed with the SEC on October 5, 2006).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WINDSWEPT ENVIRONMENTAL GROUP, INC.

By:	/s/ Arthur J. Wasserspring
Arthur J. Wasserspring
Chief Financial Officer

Date: October 15, 2008

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Exhibit Index

10.1	Management Agreement.
10.2	Note (incorporated be reference to Exhibit 10.2 of the Company’s Current Report on Form 8-K filed with the SEC on October 5, 2006).

MANAGEMENT AGREEMENT

This Agreement made this 25th day of September, 2008 by and between Windswept Environmental, Inc., DBA Tradewinds Environmental, and its affiliates Environmental Restoration, Inc. and Restorenet, Inc., (individually and collectively the “Client”), with its principal place of business at 895 Waverly Ave., Holtsville NY 11742 (“Facility”) and NachmanHaysBrownstein, Inc. with offices at 822 Montgomery Avenue, Suite 204, Narberth, PA 19072 (“Manager”).

WHEREAS, Client’s secured lender, Laurus Capital Management LLC, has required that Client engage a Chief Restructuring Officer in order to assist in obtaining additional financing; and

WHEREAS, Client’s Board of Directors has voted to appoint a Chief Restructuring Officer (“CRO”) to direct the restructuring of Client’s business; and

WHEREAS, Client and Board of Directors desires to retain the services of Manager as set forth herein in accordance with the terms and conditions of this Agreement; and

WHEREAS, Manager agrees to use its best efforts to provide the services to Client as set forth herein, in accordance with the terms and conditions of this Agreement.

NOW THEREFORE, in consideration of the mutual promises set forth herein, and intending to be legally bound, Client and Manager hereby agree as follows:

I)	SERVICES TO BE RENDERED ON A REASONABLE EFFORTS BASIS

A)
The duties of Manager and the CRO in its conduct of their business on a reasonable efforts basis, on behalf of Client will include, without limitation and as appropriate, after consultation with Michael O’Reilly, CEO:

1)	Day to day operational and/or financial management of Client, in Manager’s capacity as Chief Restructuring Officer of Client

2)	Negotiation and execution of financing relationships, including preparation of a situational analysis/business plan for submission to potential lenders in consultation with the CEO and the Board.

3)	Negotiation of and amendments to contracts.

4)	The compromise of accounts payable and receivable and of notes payable and receivable.

5)	The hiring and discharge of employees.

6)	Disbursement of funds.

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7)	Direct communication with Client’s lenders, vendors, customers and employees.

B)
Manager shall be duly elected to the office of Chief Restructuring Officer in accordance with the by-laws of Client, and the by-laws or other proper corporate resolutions of Client shall authorize Manager to perform the duties set forth in this Management Agreement.

C)	The Manager and the CRO shall be afforded the same insurance coverage and indemnification rights as any officer and director of the company, as Client shall have in effect from time to time.

D)	Notwithstanding the foregoing, Manager shall have:

1)	No duty or authority to enter into any contract or to pursue a course of action which requires the approval of the Board of Directors of Client without having first obtained such approval;

2)
No duty, no responsibility, and no authority with respect to regulatory compliance duties, including without limitation: (a) the management, handling, transport, disposal or remediation of hazardous waste or hazardous substances; (b) compliance with applicable federal, state or local statutes, ordinances, regulations orders and requirements of common law in any way affecting or pertaining to health, safety or the environment; and (c) filings with federal and state securities authorities and filings and payments to federal, state, and local taxing authorities, provided that Manager shall have responsibility for any willful misconduct and gross negligence relating to such compliance duties, and;

3)
In acting on behalf of Client, no duty to nor any authority to enter into any agreement with Manager (other than as necessary to carry out the terms of this Agreement) nor to extend, renew, modify, amend or terminate this Agreement.

E)	Manager acknowledges that it is working in concert with the CEO and the Board, and will remain in close communications with both parties throughout this assignment.

II)	REPORTING RESPONSIBILITY

A)	The Manager shall report to the Board of Directors of Client with daily reporting to Michael O’Reilly in his capacity as CEO.

III)	REGULATORY COMPLIANCE

A)
All regulatory compliance decisions are the responsibility of Client; and, without limitation, except as expressly provided above with respect to willful misconduct and gross negligence, Manager shall have no duty, no responsibility, and no authority with respect to regulatory compliance duties, including, without limitation: (1) the management, handling, transport, disposal or remediation of hazardous wastes or hazardous substances; (2) compliance with applicable federal, state or local statutes, ordinances, regulations, orders and requirements of common law in any way affecting or pertaining to health, safety or the environment; and (3) filings with federal and state securities authorities and federal, state and local taxing authorities.

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IV)	TERM OF AGREEMENT

A)
This Agreement will commence at the beginning of business the date of this Agreement and end at the close of business March 31, 2009 (“Ending Date”) unless ended earlier by the terms of this Agreement. In the event either party to the other does not afford written notice of termination of this Agreement within 15 days of any Ending Date, the Ending Date shall be deemed extended by one month.

B)
Notwithstanding the foregoing Section II (A), this Agreement shall terminate upon three (3) days written notice by either party to the other as provided herein. However, Client acknowledges that this Agreement is a precondition to obtaining additional secured financing and that Client shall not terminate this Agreement without the prior written consent of Laurus.

V)	PLACE OF WORK

A)	Manager’s services shall be performed at Client’s Facility and at Clients various worksites as determined by Manager.

VI)	FEES TO MANAGER

A)	Retainer
Client agrees to pay to Manager a retainer of $50,000 upon execution of the Agreement, to be maintained as security throughout the term of this Agreement, to be applied if necessary against the final invoice for fees and expenses and the balance, if any, to be refunded to Client without interest.

B)	Fees and expenses
Client agrees to pay fees for services rendered by personnel of Manager based upon the daily and hourly rates regularly charged by Manager for the services of its personnel, as such rates may be adjusted from time to time. Client agrees to reimburse Manager for expenses incurred by Manager by reason of this Agreement for travel, including air travel and rental car, and for lodging and meal expenses whenever Manager’s personnel are away from home. Manager agrees to use its best efforts to keep such expenses at the lowest practical level. Travel time will be billed at one-half the normal hourly rate, except travel to and from work at the beginning and end of the work day shall not be charged to Client. This travel exemption shall not apply to travel to and from the Facility from Manager’s or CRO’s place of residence.

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Hourly Rate

Hourly Rates
Principal & Supervising Managing Director	$400.00
Managing Director serving as CRO	$300.00
Other Professional Staff	$150.00 - $350.00

C)	The CRO will cap his fees at $2,400 per day. Total Manager weekly fees and expenses, including the fees of the CRO, will be capped at $20,000 per week.

D)	Manager shall strive to work efficiently and will attempt to use in-house resources as possible as feasible and limit the use of Other Professional Staff.

E)	Manager shall maintain and submit time slips documenting its activities in accordance with its normal billing procedures.

F)	Billing and Payment
Manager agrees to render bi-weekly invoices to Client for fees and expenses of its personnel, and any delay in rendering such invoices shall not constitute a waiver of such fees and expenses. Client agrees to pay such invoices within two business days of receipt by wire transfer to Manager’s bank ABA# 031-000053 Account #86-0583-9972 at PNC Bank in Philadelphia, PA, with telephone notification to Judy Sacher at 610-660-0060, Extension 227. Alternatively, payments may be made by certified or cashier’s check within two business days of receipt.

G)	Taxes
Client agrees that all taxes due by reason of amounts payable, or paid, to Manager under this Section VI (for instance, sales taxes) are the responsibility of and to be paid by Client, other than federal, state, and local taxes of the Manager’s place of residence.

VII)	STATUS OF MANAGER

A)
Michael W. Savage will be the individual designated by Manager to act as the Chief Restructuring Officer, in performing this Agreement (the “Individual Manager”). Until such time as Client receives written notification to the contrary from Manager such Individual Manager has full authority to carry out this Agreement on behalf of Manager.

B)	Other representative of Manager shall be considered representatives of the Chief Restructuring Officer and shall have the authority to act as directed by the CRO.

C)
Manager has authority to terminate Individual Manager as the individual performing the duties for Manager under this Agreement and to substitute another individual to perform its duties under this Agreement. Client shall be afforded written notification of such termination and substitution.

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D)
Manager and Individual Manager shall perform all services as independent contractors and not as employees of Client, and neither Manager nor Individual Manager shall receive any remuneration from Client, including participation in disability, retirement, pension, profit sharing or other benefit or deferred compensation plans of Client, other than as set forth herein. The name of the Manager, and its personnel including the Individual Manager, shall not be set forth in any document of the Client, or otherwise used by the Client, unless the Manager in acting for Client sets forth such name(s) or the Manager shall have previously consented thereto in writing.

VIII)	INDEMNIFICATION AND HOLD HARMLESS

A)	Indemnification and Hold Harmless

1)	Unpaid Employee Payroll, Payroll Taxes and Sales Taxes
At the time of this Agreement, Client may have accrued an unmet payroll liability. Additionally, Client may have improperly diverted an undetermined amount of trust fund taxes, including employee withholding and sales taxes. Client’s current management and owners acknowledge that they may face personal and/or criminal liability for these unpaid taxes and specifically indemnify Manager for any and all liability arising from these taxes, except for Manager’s willful misconduct or gross negligence. The Client agrees to assume all costs, including but not limited to attorney’s fees, in the performance of this indemnify to Manager.

2)	Workers Compensation Insurance
At the time of this Agreement, Client acknowledges that it has allowed its workers compensation insurance to lapse and may therefore be operating its business in violation law. Client agrees to accept full responsibility for such possible illegal operations. ~~The~~ Client agrees to fully and collectively indemnify Manager for any and all consequences arising from operating without workers compensation insurance and to assume all costs, including but not limited to attorney’s fees, in the performance of this indemnify to Manager, except for Manager’s gross negligence or willful misconduct. Client is obligated to maintain full workers compensation insurance as required by law during the entire term of this Agreement and Client certifies that such insurance is in place prior to its execution of this Agreement. Client acknowledges that, notwithstanding any other provision of this Agreement, breach of this provision may result in the immediate resignation of Manager as CRO.

3)	General Indemnity
Client agrees to indemnify and hold harmless Manager, to the full extent lawful, against any and all losses, actions, claims, damages, liabilities or costs including reasonable legal fees and expenses, except for claims and obligations arising from Manager’s gross negligence or willful misconduct (collectively, “Loss”), whether or not in connection with a matter in which Manager is a party, as and when incurred, directly or indirectly, caused by, relating to, based upon or arising out of Manager acting for Client pursuant to this Agreement. Manager shall not be held liable for errors in judgment. Notwithstanding the foregoing, Client shall have no duty to indemnify or to hold harmless Manager for any loss, action, claim, damage, liability or cost to the extent such Loss is found, in a final judgment by a court of competent jurisdiction, to have resulted primarily and directly from the willful misconduct or unlawful activities of Manager.

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B)	Limitation of Liability
Client and its subsidiaries agree that Manager’s liability to Client, to the extent not otherwise limited, indemnified or held harmless hereunder, is further limited to the amount of fees paid to Manager hereunder.

C)	Included Indemnitees
Subject to the exceptions expressly herein contained, the indemnification and hold harmless provisions shall be in addition to any liability which Client may otherwise have to Manager and shall include in addition to Manager, the Individual Manager(s) performing this Agreement, Manager’s affiliated entities, directors, officers, employees, agents and controlling persons of Manager within the meaning of the federal securities laws. All references to Manager in these indemnification and hold harmless provisions shall be understood to include any and all of the foregoing.

D)	Counsel and Notification of Client
If any claim, action, proceeding, or investigation is commenced as to which Manager proposes to demand such indemnification and to be held harmless, it will notify Client promptly upon becoming aware of any such action, proceeding or investigation. Manager will have the right to retain counsel of its own choice to represent it, and Client will pay the reasonable fees and expenses of such counsel; and such counsel shall to its fullest extent consistent with its professional responsibilities cooperate with Client and any counsel designated by it. Client will only be liable for any settlement of any claim against Manager made with Client’s written consent, which consent shall not be unreasonably withheld.

E)	Duration
Neither termination nor completion of the engagement of Manager pursuant to the CRO Agreement shall affect the indemnification and hold harmless provisions which shall remain operative and in full force and effect.

F)	Health, Safety and Environmental Inclusion
For purposes of indemnifying and holding Manager harmless from any breach of the representations, warranties and covenants set forth hereunder, Client agrees to indemnify and hold harmless Manager to the full extent set forth hereunder.

G)	In the event of litigation between Client and Manager, the prevailing party shall be entitled to recover its reasonable fees and expenses, including attorney’s fees.

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IX)	INFORMATION AND CONFIDENTIALITY

A)	Information
The Client agrees to provide access to all financial and other information and records, and to Client’s directors, officers, employees, and representatives, creditors and other stakeholders, as Manager deems appropriate.

B)	Confidentiality
Manager agrees that all information, whether or not in writing, of a private, secret or confidential nature concerning Client is and shall remain the exclusive property of Client, and no such information shall be divulged by Manager to third parties, unless such information becomes public knowledge or is required by order of a court. Client acknowledges that Manager has been tasked with maintaining relations with Client’s secured lender and specifically authorizes Manager to divulge Client’s confidential information to Laurus Capital Management LLC and its affiliates in executing this responsibility.

C)	Personnel Disclosure
Client is responsible for bringing matters (i.e., sexual harassment, substance abuse) to Manager.

D)	Representations
Client is unaware of any material misrepresentations or misstatement with the exceptions of the following:

X)	ENGAGEMENT OF OTHERS

When Client requests or agrees that Manager shall arrange for services of a third-party, Client will compensate third-party service providers, including, without limitation, attorneys, accountants, financial managers, brokers, and property managers, in accordance with the agreed compensation terms of such third-parties.

XI)	HEALTH, SAFETY AND ENVIRONMENTAL REPRESENTATIONS, WARRANTIES, AND COVENANTS

A)	Client represents and warrants that, to the best of its knowledge:

1)
All activities and operations of Client, including without limitation, those at the Facility, have been and are being conducted in compliance with all applicable federal, state and local environmental, health, and safety statutes, ordinances, regulations and orders and requirements of common law (“Environmental Statutes”).

2)
No Hazardous Substance (as herein defined) is present in, on, over or under or is migrating from the Facility (or at other facilities owned or leased by Client or its subsidiaries (collectively, “Client Facilities”)) in a manner as may require remediation under any Environmental Statutes or, to Client’s knowledge, is present in, on, over or under any adjacent premises or is migrating to the Facility or to Client Facilities. The term “Hazardous Substances” means substances and materials that are regulated pursuant to Environmental Statutes including, without limitation, substances and materials that are or contain hazardous substances, hazardous wastes, hazardous materials, toxic substances, regulated substances, and petroleum as those terms are defined pursuant to any Environmental Statute.

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3)
Client has obtained and maintained and is in compliance with all registrations, licenses, permits and approvals, including amendments thereto, issued by governmental agencies pursuant to Environmental Statutes and all are in full force and effect.

4)
The generation, handling, treatment, storage, transportation and disposal of Hazardous Substances and waste by, or on behalf of, Client was and is in compliance with all applicable federal, state and local laws, ordinances and regulations, including Environmental Statutes.

5)
Client has not received any notice of any violation of or investigation or claim of liability under any Environmental Statute regarding or relating to the Facility and Client Facilities and their operation or notice of any investigation or potential liability of Client regarding any other facility including, without limitation, those to which Client, Client Facilities or the Facility sent Hazardous Substances or waste for handling, treatment, storage or disposal (“Other Facilities”).

6)
Neither the Facility, Client Facilities, nor any Other Facility is listed or proposed for listing on the National Priorities List or the Comprehensive Environmental Response, Compensation and Liability Information System list promulgated pursuant to the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. 9601 et seq., as amended, or any analogous state or local list.

B)	Client agrees hereafter to remain in compliance with all Environmental Statutes.

XII)	MISCELLANEOUS PROVISIONS

A)	Entire Agreement

1)
This Agreement constitutes the entire understanding and agreement between the parties hereto with respect to the subject matter hereof and may not be amended, changed, modified, or supplemented, except in writing signed by each party.

B)	Assignment

1)
Neither party shall sell, assign, convey or otherwise transfer this Agreement, or any of the rights, interests or obligations hereunder to any other party without the prior written consent of the other party, except that Manager may assign this Agreement to a corporation in which Thomas D. Hays III or Howard Brod Brownstein is a shareholder.

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C)	Notices

1)
Any written notice required to be given hereunder shall be validly given if delivered personally or sent by registered or certified mail, postage prepaid, to the address of the party set forth in the opening paragraph of this Agreement, or to such other address as one party shall provide in writing to the other in accordance with this paragraph.

D)	Interpretation

1)	The internal laws of the Commonwealth of Pennsylvania applicable to Agreements made and to be fully performed therein shall govern the validity, interpretation, and enforcement of this Agreement.

E)	Waiver

1)	The waiver of any breach of any provision of this Agreement by a party to this Agreement shall not operate or be construed as a waiver of any subsequent breach by such party.

F)	Separability of Provisions

1)
If any provision of this Agreement shall be or become illegal or unenforceable in whole or in part for any reason whatsoever, the remaining provisions shall nevertheless be deemed, valid, binding and subsisting.

G)	Headings and Paragraphs

1)	The headings and paragraphs of this Agreement are for convenience only and shall not affect the interpretation of this Agreement.

XIII)	DISCLOSURE

A)
Manager has many relationships in the business community involving lenders, law firms, accounting firms, consulting firms, independent consultant contractors, and others. These relationships may include Manager in the past or currently: receiving client referrals, providing client referrals, providing or receiving professional services, employing employees or contractors or serving as a contractor, and other types of relationships. These relationships may include lenders, professionals or others that have a connection with Client and/or Manager’s services provided under this Agreement. Such relationships are expected to continue and new ones may begin during the provision of services hereunder. Manager represents that its independence in providing services hereunder is not compromised by such relationships, and is willing to confer with Client at Client’s request concerning the specific nature of any such relationships Manager may have.

B)
Manager and Individual Manager were engaged by Laurus Capital Management LLC, (“Laurus”) during the one-week period of September 16, 2008 through September 22, 2008 to conduct an assessment of Client. Manager and Individual Manager have had continued conversations with Laurus since this one-week assessment. Laurus is the primary secured creditor of Client and Manager acknowledges that during this initial assessment period it represented Client’s secured creditor, who might have a position that is contrary to Client’s other stakeholders. Both Manager and Individual Manager do not believe that this prior assignment will cause Manager or Individual Manager from unduly favoring Laurus or prevent them from dutifully representing all of Client’s stakeholders in order of priority, as appropriate in light of the financial situation of Client.

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C)
Manager and Individual Manager conducted an assessment for Laurus Capital Management of Verso Technologies, Inc. during the week of April 14, 2008. Manager and Individual Manager were retained on April 28, 2008 as Chief Administrative Officer of Verso Technologies, Inc. and its affiliates (collectively “Verso”) and directed Verso’s operations during its Chapter 11 bankruptcy in a case filed in the Northern District of Georgia. Laurus and its affiliates were the secured lender of Verso. The plan developed and implemented by Manager and Individual Manager resulted in payment in full to Laurus by Verso. Manager, Individual Manager and Client agree that this past success is an indication of Manager’s and Individual Manager’s expertise and that such record will not prevent Manager or Individual Manager from fully acting in the best interests of Client.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

WINDSWEPT ENVIRONMENTAL, INC.

Michael O’Reilly (conformed)

By:  Michael O’Reilly

Its: Chief Executive Officer

NACHMANHAYSBROWNSTEIN, INC.

Harvey L. Nachman (conformed)

By: Harvey L. Nachman

Principal

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